UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 29, 2013, Idera Pharmaceuticals, Inc. (the “Company’) received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that although the Company did not evidence compliance with the minimum $1.00 bid price requirement (the “Minimum Bid Price Requirement”), as set forth in NASDAQ Listing Rule 5550(a)(2), within the initial 180 day compliance period ended May 28, 2013, the Company is eligible for an additional 180 calendar day period, or until November 25, 2013, to evidence compliance with the Minimum Bid Price Requirement.

As previously disclosed, on November 26, 2012, while the Company was listed on The NASDAQ Global Market, the Company received a letter from NASDAQ indicating that based on the closing bid price of the Company’s common stock for the 30 consecutive business days prior to November 26, 2012, the Company no longer satisfied the Minimum Bid Price Requirement as required by NASDAQ Listing Rule 5450(a)(1) and that, pursuant to NASDAQ Listing Rule 5810(c)(3)(A), the Company had been provided with an initial period of 180 calendar days within which to evidence compliance with the Minimum Bid Price Requirement. The Company’s listing was subsequently transferred to The NASDAQ Capital Market effective February 7, 2013. The rules applicable to companies listed on The NASDAQ Capital Market provide for an additional 180-day compliance period within which a company may evidence compliance with the Minimum Bid Price Requirement so long as certain criteria have been met by the company upon the expiration of the initial 180-day compliance period. The Company met those criteria as of May 28, 2013.

In its letter to the Company, NASDAQ indicated that if, at any time prior to November 25, 2013, the bid price for the Company’s shares closes at or above $1.00 per share for a minimum of 10 consecutive business days (unless the NASDAQ staff exercises its discretion to extend the minimum 10-day period), NASDAQ will provide written confirmation to the Company of its compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance with the Minimum Bid Price Requirement by November 25, 2013, the NASDAQ staff will provide to the Company written notification that the Company’s shares are subject to delisting based on the deficiency. At that time, the Company may appeal the delisting determination to the NASDAQ Listing Qualifications Panel (the “Panel”). In the letter, NASDAQ also indicated that, if the Company were to appeal such a determination to the Panel, the Company would be asked to provide a plan to regain compliance and advised the Company that, historically, the Panel has generally viewed a near-term reverse stock split as the only definitive and acceptable plan to resolve a bid price deficiency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: May 31, 2013	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III
Chief Financial Officer, Treasurer and Secretary